UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                       RIGHT MANAGEMENT CONSULTANTS, INC.

                               1818 Market Street
                                   33rd Floor
                        Philadelphia, Pennsylvania 19103
                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON THURSDAY, MAY 7, 1998

                             -----------------------


         The annual meeting of shareholders (together with any and all adjournments and postponements, the "Meeting") of Right Management Consultants, Inc., a Pennsylvania corporation (the "Company"), will be held on Thursday, May 7, 1998, at 10:00 a.m., at the Company's headquarters, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania, for the following purposes:

         1. To elect ten directors to hold office until the annual meeting of shareholders in 1999 and until their respective successors are duly elected and qualified.

         2. To ratify the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         3. Such other business as may properly come before the Meeting.

         The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the Meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. A list of such holders will be open to the examination of any shareholder, for any purpose germane to the Meeting, at the Company's headquarters detailed above, for a period of ten days prior to the Meeting.

         The enclosed proxy is solicited by the Company. Reference is made to the accompanying proxy statement for further information with respect to the business to be transacted at the Meeting.

         The Board of Directors urges you to sign, date and return the enclosed proxy promptly. You are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.


                                        By Order of the Board of Directors
                                        /s/ G. Lee Bohs
                                        -------------------------
                                        Chief Financial Officer, Treasurer and
                                        Secretary

Philadelphia, Pennsylvania
April 6, 1998

                       RIGHT MANAGEMENT CONSULTANTS, INC.
                               1818 Market Street
                                   33rd Floor
                             Philadelphia, PA 19103

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 7, 1998

                               GENERAL INFORMATION


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Right Management Consultants, Inc., a Pennsylvania corporation (the "Company"), for use at the Company's annual meeting of shareholders (together with any and all adjournments and postponements, the "Meeting") which is scheduled to be held on Thursday, May 7, 1998, at 10:00 a.m., at the Company's headquarters, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania. This proxy statement, the foregoing notice and the enclosed proxy are being sent to shareholders on or about April 6, 1998.

         The Board of Directors knows of no matters that are likely to be brought before the Meeting other than those specified in the notice thereof. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" all the nominees of the Board of Directors and "FOR" the ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent public accountants for the current fiscal year.

         Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

         All references in this proxy statement to amounts of shares or per share data reflect both of the Company's three-for-two stock splits, effective November 10, 1995 and July 26, 1996, respectively.

             VOTING SECURITIES, VOTING RIGHTS AND SECURITY OWNERSHIP

Voting Securities

         At the close of business on March 27, 1998, the record date fixed for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding 6,723,130 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), each of which has one vote per share. The presence at the Meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the purpose of considering the matters expected to be voted on at the Meeting. Abstentions, and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of shareholders has been obtained with respect to any such matter and thus will have the effect of a vote to "Withhold Authority" in the election of directors or as a vote "Against" the ratification of Arthur Andersen LLP as the Company's independent public accountants for the current year. Ten directors will be elected at the Meeting by a plurality of all votes cast at the Meeting, which means that the ten nominees who receive the most votes will be elected. The votes of a majority of the shares of shareholders who are either present in person or represented by proxy at the Meeting are required to approve the other proposal. Shareholders of the Company do not have the right to cumulate votes in the election of directors or otherwise.

Principal Shareholders and Management's Holdings

         The following table sets forth certain information as of March 27, 1998 with respect to the holdings of Common Stock of each nominee for director, all directors and officers as a group and each shareholder who was known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power. As used in this table, "beneficially owned" means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days of March 27, 1998 with respect to any shares.

         A Shareholders' Agreement is in effect among the Company and all holders of 2% or more of the outstanding shares of Common Stock of the Company who were shareholders on September 25, 1986 and who remain shareholders, directors or employees of the Company whereby each party has granted the Company, and after the Company, the other parties to the Agreement, certain rights of first refusal with respect to a proposed sale of shares to a third party by such shareholder.

         Pursuant to the Affiliate Agreements, the Affiliates may have a right of first refusal to purchase shares of the Company's Common Stock in case of certain proposed sales or exchanges of the Company's Common Stock. Under the terms of the Affiliate Agreements, in the event that 51% or more of the Common Stock of the Company is proposed to be sold by one or more shareholders of the Company in a single transaction (exclusive of a corporate merger or consolidation in which the Company is not the surviving party and transactions in which the common stock of another company is exchanged for the Common Stock of the Company), the Affiliates may have a right of first refusal to acquire the Common Stock of the Company being sold under the same terms as the proposed transaction.

         All of the individuals listed below are directors of the Company, except for Ms. Nancy N. Geffner and Mr. John J. Gavin, who are "named officers." Their address is the same as the Company's listed on the previous page.

                                                                              Number of              Percent
                                                                                Shares                 of
    Name of Shareholder                                                   Beneficially Owned        Class (1)
    -------------------                                                   ------------------        ---------
    Heartland Advisors, Inc.                                                    762,600   (2)          11.3%
    FMR Corporation                                                             660,400   (3)           9.8%
    T. Rowe Price Associates, Inc.                                              569,000   (4)           8.5%
    Richard J. Pinola                                                           540,450   (5)           8.0%
    Dimensional Fund Advisors Inc.                                              420,850   (6)           6.3%
    Joseph T. Smith                                                             225,441   (7)           3.4%
    Frank P. Louchheim                                                          178,414   (8)           2.7%
    Larry A. Evans                                                              113,287   (9)           1.7%
    Frederick R. Davidson                                                        64,385                 1.0%
    Nancy N. Geffner                                                             50,972  (10)              *
    John R. Bourbeau                                                             19,013  (11)              *
    John J. Gavin                                                                15,866  (12)              *
    Dr. Marti D. Smye                                                             9,000  (13)              *
    Catherine Y. Selleck                                                          7,000  (14)              *
    Rebecca J. Maddox                                                             5,673  (15)              *
    Raymond B. Langton                                                            5,600  (16)              *
    All Directors and Officers as a Group (20 persons)                        1,460,777  (17)          21.7%
* Less than 1%.

(1) Any securities not currently outstanding but subject to options exercisable by such shareholder within 60 days of March 27, 1998 are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person.

(2) Based on Schedule 13G dated February 2, 1998 filed by Heartland Advisors, Inc. ("Heartland") with the Securities and Exchange Commission (the "SEC"). In such Schedule, Heartland reported having sole voting power with respect to 752,100 shares and sole dispositive power with respect to all 762,600 shares. Heartland's address is 790 North Milwaukee Street, Milwaukee, WI 53202.

(3) Based on Schedule 13G dated February 11, 1998 filed by FMR Corporation ("FMR") with the SEC. In such Schedule, FMR reported having sole voting power with respect to 1,000 shares and sole dispositive power with respect to all 660,400 shares. FMR's address is 82 Devonshire Street, Boston, MA 02109.

                                       3



(4) Based on Schedule 13G dated February 12, 1998 filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC. In such Schedule, Price Associates reported having sole voting power with respect to 44,000 shares and sole dispositive power with respect to all 569,000 shares and states the following: "These securities are owned by various individual and institutional investors including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares, representing 7.4% of the shares outstanding), which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities." Price Associates' address is 100 E. Pratt Street, Baltimore, MD 21202.

(5) The number of shares listed as held by Mr. Pinola includes (a) currently exercisable options to purchase an aggregate of 367,800 shares of the Company's Common Stock, and (b) restricted stock awards totaling 7,800 shares of the Company's Common Stock.

(6) Based on Schedule 13G dated February 9, 1998 filed by Dimensional Fund Advisors, Inc. ("Dimensional") with the SEC. In such Schedule, Dimensional reported having sole voting power with respect to 287,500 shares and sole dispositive power with respect to all 420,850 shares and states the following: "Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 420,850 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares." Dimensional's address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(7) The number of shares listed as held by Mr. Smith includes (a) currently exercisable options to purchase an aggregate of 163,200 shares of the Company's Common Stock, and (b) restricted stock awards totaling 4,800 shares of the Company's Common Stock.

(8) The number of shares listed as held by Mr. Louchheim includes (a) an aggregate of 1,575 shares which are held by certain of his children as custodian for a total of seven minor grandchildren of Mr. Louchheim, as to which Mr. Louchheim disclaims beneficial ownership, and (b) currently exercisable options to purchase an aggregate of 3,000 shares of the Company's Common Stock.

(9) The number of shares listed as held by Mr. Evans includes (a) an aggregate of 450 shares which are held by Mr. Evans as custodian for his two children and 11,700 shares held by his wife, as to which Mr. Evans disclaims beneficial ownership, and (b) currently exercisable options to purchase an aggregate of 9,750 shares of the Company's Common Stock.

(10) The number of shares listed as held by Ms. Geffner includes (a) an aggregate of 2,250 shares which are held by Ms. Geffner for the benefit of her two children, as to which Ms. Geffner disclaims beneficial ownership, (b) currently exercisable options to purchase an aggregate of 4,125 shares of the Company's Common Stock, and (C) restricted stock awards totaling 1,200 shares of the Company's Common Stock.

(11) The number of shares listed as held by Mr. Bourbeau includes currently exercisable options to purchase an aggregate of 4,500 shares of the Company's Common Stock.

(12) The number of shares listed as held by Mr. Gavin includes currently exercisable options to purchase an aggregate of 6,666 shares of the Company's Common Stock.

(13) The number of shares listed as held by Dr. Smye includes currently exercisable options to purchase an aggregate of 6,000 shares of the Company's Common Stock.

                                       4

(14) The number of shares listed as held by Ms. Selleck includes currently exercisable options to purchase an aggregate of 4,500 shares of the Company's Common Stock.

(15) The number of shares listed as held by Ms. Maddox includes currently exercisable options to purchase an aggregate of 4,500 shares of the Company's Common Stock.

(16) The number of shares listed as held by Mr. Langton includes currently exercisable options to purchase an aggregate of 4,500 shares of the Company's Common Stock.

(17) The number of shares in the aggregate listed as held by the directors and executive officers of the Company as a group includes (a) currently exercisable options to purchase an aggregate of 703,691 shares of the Company's Common Stock, (b) restricted stock awards of 21,450 shares of the Company's Common Stock, and (c) 4,643 shares held in the Company's 401(K) Plan.

Compliance with Section 16 (a) of Securities Exchange Act of 1934

         Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16 (a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all
Section 16 (a) reports by its officers, directors and greater than ten percent beneficial owners were timely filed except one report relating to a Common Stock purchase for Ms. Maddox, and the initial statement of ownership for Mr. Davidson, which were filed late.

                              ELECTION OF DIRECTORS

Nominees for Election

         At the Meeting, the shareholders will elect ten directors to hold office until the annual meeting of shareholders in 1999 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of the nominees for director shown below.

         The Board of Directors believes that the nominees are willing to serve as directors. If any nominee at the time of his or her election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretion and authority to vote or to refrain from voting for the other nominee in accordance with their judgment. The nominees for election as directors, together with certain information about them, are as follows:

                          Director
     Name                  Since   Age          Position(s)

Frank P. Louchheim         1980     74          Founding Chairman

Richard J. Pinola          1989     52          Chairman of the Board of
                                                Directors and Chief
                                                Executive Officer

Joseph T. Smith            1991     62          President and Chief Operating
                                                Officer

Larry A. Evans             1980     55          Executive Vice President and
                                                Founding Principal

John R. Bourbeau           1995     53          President of Right Associates(R)
                                                of the Great Lakes Region, an
                                                Affiliate of the Company

Raymond B. Langton         1995     53          President and Chief Executive
                                                Officier of SKM Applied
                                                Technology Partners

Rebecca J. Maddox          1995     44          President and Co-founder of
                                                Capital Rose, Inc.

Catherine Y. Selleck       1995     64          Business Consultant

Dr. Marti D. Smye          1996     47          President of People Tech (a
                                                subsidiary of the Company)

Frederick R. Davidson      1997     61          President of Davidson and
                                                Associates, Pty. Ltd.
                                               (a joint venture of the Company)

         Mr. Louchheim was one of the founders of the Company and from November 1980 until September 1987, Mr. Louchheim served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company. From January 1992 to December 31, 1993, he served as the full-time Chairman of the Board of Directors. Effective January 1, 1994, Mr. Louchheim was appointed Founding Chairman and continues as a Director.

         Mr. Pinola was elected as a Director by the Board in October 1989. Mr. Pinola is a Certified Public Accountant and joined Penn Mutual Life Insurance Company in 1969. He was appointed President and Chief Operating Officer in 1988, which positions he held until his resignation in September 1991. Mr. Pinola was a financial consultant to various organizations from September 1991 until July 1992, at which time he was appointed President and Chief Executive Officer of the Company. Effective January 1, 1994, Mr. Pinola was appointed Chairman of the Board of Directors and continues as Chief Executive Officer. Mr. Pinola also serves as a director of two outside companies: Epitaxx and K-Tron International, a publicly held company.

         Mr. Smith joined the Penn Mutual Life Insurance Company in 1963. In 1976, he was promoted to Vice President of Administration and Human Resources, which position he held until his resignation in 1980. From 1981 to 1984, Mr. Smith worked as an independent consultant offering a range of consulting services to businesses. He joined the Company as a Senior Consultant in Professional Services in August 1984 and, from August 1988 until September 1992 held the position of Regional Managing Principal of the Company's Philadelphia office. Mr. Smith was elected as a Director in May 1991. From September 1992 through December 1993, Mr. Smith served as the Company's Chief Operating Officer. Effective January 1, 1994, Mr. Smith was appointed President and continues as Chief Operating Officer.

         Prior to May 1978, Mr. Evans was professionally involved in the international finance and venture capital industries. From May 1978 to November 1980, Mr. Evans was employed as an independent outplacement consultant for Bernard Haldane Associates, Inc., reporting to Mr. Louchheim. Since November 1980, Mr. Evans has served as Executive Vice President and a Director of the Company. From January 1990 until May 1995, Mr. Evans served as Regional Managing Principal of several Company offices. In May 1995, Mr. Evans joined the Company's corporate office where he works together with the Company's regional offices in marketing to major national and international accounts.

         In 1981, Mr. Bourbeau founded Right Associates(R) of the Great Lakes Region, an Affiliate of the Company, where he currently serves as the Regional Managing Principal and which has offices in Southfield, Grand Rapids, Lansing and Midland, Michigan, as well as Toledo, Ohio. Mr. Bourbeau also serves as a board member for the State of Michigan Chamber of Commerce and is a member of the Economic Club of Detroit.

         In July 1987, Mr. Langton became President of SKF Bearing Industries, where he was responsible for the manufacture and original equipment sales of all SKF standard bearings in the U.S. Mr. Langton served as President and Chief Executive Officer of SKF USA Inc. until February 1997. Mr. Langton is currently the President and Chief Executive Officer of SKM Applied Technology Partners. Mr. Langton is on the Board of Directors of MSC Industrial Direct Co., Inc. and is a member of the Regional Advisory Board of First Union Bank. He holds an MBA from the Wharton School, University of Pennsylvania.

         Ms. Maddox is President and Founder of Capital Rose, Inc., a strategic marketing firm which specializes in assisting Fortune 1000 companies capitalize on growth opportunities in the women's market. Ms. Maddox is a Certified Public Accountant, holds an MBA from Columbia University and is the author of Inc. Your Dreams. Ms. Maddox is also a member of the Regional Advisory Board of PNC Bank.

         Ms. Selleck spent many years with IBM, in various executive capacities. Subsequent to her positions with IBM, Ms. Selleck joined Metaphor, a software and services company, where she served as President and Chief Executive Officer. She is now an independent business consultant to information technology companies on a wide range of business issues. Ms. Selleck is a Trustee of Occidental College.

         From 1981 to 1989, Dr. Smye was a partner of the industrial psychology firm, Jackson Smith. From this company, in 1989 she founded the change leadership consulting firm, People Tech Consulting, Inc. ("People Tech"). People Tech was acquired by the Company in April 1996. In addition, she is the author of two books titled You Don't Change a Company by Memo: The Simple Truths About Managing Change and Corporate Abuse: How "Lean and Mean" Robs People and Profits. Dr. Smye also serves on various boards of both private companies and community associations, including the Public Policy Forum and the Harvard Business School Club of Toronto.

         Mr. Davidson is the President of Davidson and Associates, Pty. Ltd., an Asia-Pacific career transition firm of which the Company acquired a fifty-one percent interest during 1997. Mr. Davidson was elected a Director by the Board of Directors on July 24, 1997. Mr. Davidson has published numerous articles on career planning, termination practices and managing large scale staff reductions, and he is the author of The Art of Executive Firing and Handbook of Executive Survival. Mr. Davidson is the founding president of the Australian Association of Outplacement Consulting Firms.


Committees of the Board of Directors

         The Board of Directors has four committees: the Compensation and Options Committee, the Audit Committee, the Executive and Finance Committee and the Nominating Committee.

         The Compensation and Options Committee is comprised of Mr. Langton, Chairman, Ms. Maddox and Ms. Selleck. The Committee's principle duties involve reviewing proposals made by the Chief Executive Officer to grant stock options, evaluating the rationale and expected contributions of the grantees to the future results of the Company, and determining whether to approve grants with any modifications it deems appropriate. This Committee is also responsible for remuneration agreements with the Chief Executive Officer and the President/Chief Operating Officer.

         The Audit Committee is comprised of Ms. Selleck, Chairman, Mr. Bourbeau and Mr. Langton. Its principle function is to oversee the annual audit and financial reporting of the Company.

         Messrs. Pinola, Bourbeau, Louchheim, Smith, and Ms. Maddox serve on the Executive and Finance Committee, of which Mr. Pinola is the Chairman. This Committee assumes the responsibilities relating to director review of annual budgets and the overall financial performance of the Company.

         Messrs. Pinola, Louchheim, Evans, and Langton serve on the Nominating Committee, of which Mr. Pinola is the Chairman. The Committee recommends to the Board of Directors nominees for election or reelection as director at the next annual meeting of shareholders. The Nominating Committee will consider nominees recommended by shareholders, which nominations should be submitted in writing to the Nominating Committee on or before the date specified under "Shareholder Proposals" below in order to be considered for the next annual meeting. The Nominating Committee is under no obligation to recommend any persons identified by shareholders as nominees to the Board of Directors.

         During 1997, the Board of Directors met seven times, the Compensation and Options Committee met five times, the Audit Committee met two times, and the Executive and Finance Committee met once. The Nominating Committee did not meet in 1997. Mr. Evans attended fewer than 75% of all Board meetings that he was scheduled to attend during the year.

Certain Relationships and Related Party Transactions

           Right Associates(R) of the Great Lakes Region ("RAGLR"), the Affiliate owned by Mr. Bourbeau, received approximately $525,000 in fees from the Company for services the Affiliate performed on behalf of the Company. RAGLR paid the Company approximately $2,521,000 in royalties and fees for services the Company performed on behalf of RAGLR, in addition to payments for reimbursable expenses and materials purchased by this Affiliate from the Company. The fees paid and received by RAGLR were in accordance with the Company's standard fee and royalty arrangement with all of the Company's franchisees under the Right Associates Affiliate Agreement.

           Effective September 1, 1994, the Company acquired the business and certain assets of the career management consulting firm Jannotta, Bray & Associates, Inc. ("JBA"). Simultaneously with this acquisition, the Company sold certain assets associated with JBA's Michigan operations to RAGLR for $1,200,000. In connection with this sale, the Company received a three year term note of $700,000 from RAGLR. The note is collateralized by RAGLR's outstanding stock, to be paid in equal installments of principal plus interest at the prime rate on the outstanding balance. The outstanding balance on the note was paid in full by RAGLR during 1997.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes the compensation of the Chief Executive Officer and the four other most highly compensated executive officers for 1997 (the "named officers"), as well as the compensation paid to each such individual for 1995 and 1996.

                                           Annual Compensation                               Long Term Compensation
                                                                                                   Common
                                                                             Restricted             Stock
                                                                               Stock              Underlying           All Other
       Name                Year             Salary            Bonus         Awards ($) (1)        Options (#)      Compensation (2)
Richard J. Pinola          1997             $500,000    $         ---        $        ---             42,300              $27,375
Chairman of the            1996              450,000          337,500             120,900             61,425               26,063
Board and CEO              1995              385,000          512,531             101,250            241,500               48,341

Joseph T. Smith            1997             $325,000    $         ---        $        ---             26,100              $18,625
President and COO          1996              300,000          195,000              74,400             40,500               18,563
                           1995              250,000          230,938              66,825             67,500                3,465

John J. Gavin              1997         (3) $325,000    $         ---        $        ---                ---              $   ---
Executive Vice             1996         (4)   21,667              ---                 ---             20,000                  ---
President                  1995                  N/A              N/A                 N/A                 N/A                  N/A

Dr. Marti D. Smye          1997             $240,000      (5) $64,000        $        ---                ---              $   ---
President - People         1996         (6)  200,000              ---                 ---              9,000                  ---
Tech                       1995                  N/A              N/A                 N/A                 N/A                  N/A

Nancy N. Geffner           1997             $260,000    $         ---        $        ---                ---               $2,375
EVP -New York              1996              250,000              ---              18,600              5,625                3,563
Group                      1995              250,000          319,250                 ---                ---                3,465

(1) Mr. Pinola, Mr. Smith, and Ms. Geffner hold restricted shares of 7,800, 4,800, and 1,200, respectively, with year-end 1997 values of approximately $99,000, $61,000, and $15,000, respectively. The amount reflected above as compensation for 1996 and 1995 was calculated by applying the closing price of the Company's Common Stock on the NASDAQ National Market System (the "NASDAQ") on the date of the grant ($15.50 and $9.00 for 1996 and 1995, respectively) to the number of restricted shares awarded. The Company has never paid any dividends on its stock and currently expects that all of its earnings will be retained and reinvested in the Company's business. These restricted shares were distributed at the beginning of 1995 and 1996 and are subject to the attainment of minimum three year cumulative earnings per share ("EPS") levels. If the Company does not meet its minimum cumulative EPS target, then the restricted shares will be forfeited by the recipient. Otherwise the restrictions will lapse at the beginning of the fourth year after grant upon the attainment of the minimum EPS levels with increasing increments calculated (upon achievement of increasing EPS levels) up to 100% of such restricted stock subject to the calculation of the final cumulative EPS for the deferred periods. Based on the final three year cumulative EPS results from 1995 to 1997, the recipients of the 1995 award received 60% of the restricted shares. The remaining 40% of the restricted shares granted in 1995 were forfeited by the recipient back to the Company.

                                       10

(2) Includes amounts paid, payable or accrued in connection with retirement. Such amounts consist of contributions and allocations relating to qualified and non-qualified defined contribution plans. Matching contributions to the qualified defined contribution plans vest at a rate of 33 1/3% per year from the date of hire. Contributions to the non-qualified plans vest according to the terms in each officer's respective employment agreement. See "Employment Agreements."

(3) As an incentive to join the Company in late 1996, Mr. Gavin's base salary during 1997 included a guaranteed bonus of $65,000.

(4) Mr. Gavin joined the Company in December 1996. His 1996 salary was prorated based on length of service.

(5) Dr. Smye's bonus during 1997 was the result of the Company's People Tech line of business achieving internal revenue goals.

(6) Dr. Smye joined the Company in March 1996. Her 1996 salary was prorated based on length of service.

Stock Option Grants

         The table below shows option grants in 1997 to the named officers.

                                        Individual Grants
                                        -----------------
                       Number of       % of Total                                     Potential Realizable Value at
                      Underlying       Options                                          Assumed Annual Rates of
                       Options        Granted to                                      Stock Price Appreciation for
                       Granted        Employees         Exercise    Expiration              Option Term   (2)
  Name               in 1997 (1)       in 1997           Price         Date               5%                  10%
Mr. Pinola               42,300        17.5%             $18.50        2/6/07            $761,756          $2,785,199

Mr. Smith                26,100        10.8%             $18.50        2/6/07             470,020           1,718,527

(1) All of the grants detailed above were made on February 6, 1997 in connection with the Company achieving its 1996 EPS target. The first one-third of each grant became exercisable on February 6, 1998. All options vest on a cumulative basis, one-third each year. All options were granted at an exercise price equal to the closing price of the Company's Common Stock on the NASDAQ as of the date of grant. If a change in control (as defined in the 1993 Stock Incentive Plan pursuant to which the options were granted) were to occur before the expiration date, these options would vest and become exercisable immediately.

(2) The potential realizable values are based on an assumption that the stock price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting over a three year period. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

Option Exercises and Year-end Option Value

         The table below shows information concerning the exercise of stock options during 1997 by each of the named officers and the year-end value of the in-the-money unexercised options.

                                                                    Number of Securities                 Value of Unexercised
                                                                   Underlying Unexercised                In-the-Money Options
                                                                  Options at 12/31/97 (#)                 at 12/31/97 ($) (1)
                          Shares Acqd.          Value
                        on Exercise (#)     Realized ($)     Exercisable      Non-exercisable        Exercisable    Non-exercisable
Mr. Pinola                         96,750         $595,517         327,725               163,750       $832,720        $27,335
Mr. J. Smith                       28,125          197,719         137,250                75,600        446,100         18,638
Mr. J. Gavin                          ---              ---           6,666                13,334            ---            ---
Dr. M. Smye                           ---              ---           3,000                 6,000            ---            ---
Ms. Geffner (2)                    15,375          137,527           2,250                 3,750         10,553            ---

(1)      Based on the closing price ($12.75) on the NASDAQ on December 31, 1997.
(2) Ms. Geffner subsequently sold all 15,375 shares acquired upon stock option exercise.

Employment Agreements and Change in Control Agreements

           Effective January 1, 1996, the Company entered into an agreement with Mr. Pinola which has an initial term expiring on December 31, 1998. Pursuant to this agreement, Mr. Pinola's initial base salary was determined to be $450,000, subject to annual review and adjustment at the discretion of the Board of Directors of the Company, but in no event shall it be less than $450,000 without Mr. Pinola's consent. Mr. Pinola's base salary was increased to $500,000 for 1997, with no increase for 1998.

           In addition, the Company will pay to Mr. Pinola annually as incentive compensation a cash bonus based upon the Company's financial performance for that year in such amounts, if any, as are determined by the Company's Board of Directors or its Compensation and Options Committee. Mr. Pinola is also entitled to participate in and receive the benefits of any profit sharing, retirement plans and insurance programs made available to other similarly situated employees of the Company.

           The agreement also entitles Mr. Pinola to participate in a deferred compensation plan to which 5% of his compensation, including base salary and bonuses, is credited annually. Mr. Pinola's deferred compensation account balance vests at the rate of 10% per year, beginning at age 47. The account balance is payable as a life annuity (based on specified mortality tables) in equal monthly installments with interest on the unpaid balance upon his termination of service with the Company (except for death or if he is discharged for cause) on or after age 62, subject to earlier payment in the event of death or disability prior to termination of service, termination by the Company without cause and under certain circumstances relating to a change in control of the Company. In the event there is a change in control of the Company, as defined in his agreement, the Company shall establish a trust and shall, from time to time, transfer into such trust sufficient assets to meet the Company's obligation to pay the deferred compensation benefits to Mr. Pinola and his beneficiaries. Also, if Mr. Pinola's employment is terminated within two years after the change in control, he shall be entitled to begin receiving his deferred compensation benefits as if he had reached his normal retirement date prior to such termination.

           Mr. Pinola's employment agreement is renewable for successive one year terms unless either party gives the other party written notice of non-renewal at least 120 days prior to the expiration of the then current term. Notwithstanding the foregoing, Mr. Pinola's employment with the Company will not be renewed under this agreement on or after December 31 of the calendar year in which he reaches sixty-five years of age. In the event that Mr. Pinola's employment is terminated by the Company without cause, his employment is not renewed at the end of the initial term or any renewal term of his employment agreement, or if Mr. Pinola terminates his employment as a result of various reasons specified in the agreement, he will be entitled to severance compensation equal to the greater of $450,000 or his total salary and cash bonus paid during the 12 month period immediately preceding the termination. This amount will be payable over the longer of the remaining term of the agreement or 12 months from the date of termination. Upon certain changes in control (as defined in the agreement) of the Company, Mr. Pinola may, upon written notice given to the Company within 60 days thereafter, elect to either (a) continue his employment with the Company for a period equal to the greater of the then current term or a period which expires two years after the date of the change in control or (b) terminate his employment and receive severance compensation. If Mr. Pinola elects to continue to be employed by the Company, the annual compensation payable to him shall not be less than the greater of the total amount of the base salary and cash bonus paid to him during the 12 months immediately preceding the change in control or $450,000.

           Effective January 1, 1996, the Company and Mr. Joseph Smith entered into an employment agreement having an initial term expiring December 31, 1998. The terms of Mr. Smith's agreement are substantially the same as those of Mr. Pinola's agreement except that his initial base salary is $300,000 and any component of his compensation determined by his initial base salary is based upon $300,000. Mr. Smith's base salary was increased to $325,000 for 1997, with no increase for 1998. Mr. Smith is also entitled to participate in a deferred compensation plan with substantially the same terms as outlined above for Mr. Pinola, except that Mr. Smith vests in his plan at the rate of 20% per year, beginning at age 61.

           Mr. Louchheim and the Company also entered into an agreement modifying Mr. Louchheim's Supplemental Executive Retirement Plan (the "SERP") with the Company. The SERP, as modified, provides that upon retirement Mr. Louchheim shall be paid each year 50% of the average of his total annual compensation (base salary plus bonus payments) with respect to the four consecutive years in which such four year average compensation is the greatest during his employment with the Company. One-twelfth of such amount (after deducting therefrom his social security payments and the amount of his 401(K) plan attributable to the Company's matching contributions that are payable to him in a given year, based on certain assumptions) shall be paid to him monthly following retirement. In the event of Mr. Louchheim's death, the Company shall pay a survivor's benefit to his spouse for life in monthly installments equal to one-half of the retirement benefit he was entitled to receive on the date of his death. Effective January 1, 1997, Mr. Louchheim began collecting benefits in accordance with the SERP. He remains active as the Company's Founding Chairman and a member of the Board of Directors. In the event there is a change of control of the Company (as defined in the modified SERP) and Mr. Louchheim retires within two years thereafter, the Company is required to pay to Mr. Louchheim within 30 days after his retirement an amount equal to the net present value of the total benefits he would have received under the SERP, with the calculation of such amount based on specified mortality tables.

           To enhance the loyalty of, and assist in the retention of key members of the Company's management, the Board of Directors adopted in February 1997 a policy to provide for the potential payment of severance to all Executive Vice Presidents in the event of a change in control of the Company. Under this policy, the Executive Vice Presidents would be entitled to a severance payment payable over two years if their employment was involuntarily terminated within eighteen months of a change in control. The total amount payable annually would not be less than the greater of : (1) the total amount of base salary and incentive payments paid during the calendar year immediately preceding the change in control; or (2) the annualized amount of the Executive Vice President's then current salary as of the date of the change of control if the respective Executive Vice President did not work the full calendar year immediately preceding the change in control. Under this policy, a change in control includes the sale of a controlling interest in the Company's Common Stock, the sale of all or substantially all of the Company's assets, or a merger or consolidation where the surviving entity is not controlled by the present management of the Company.

           Pursuant to the Company's Affiliate Agreements, the Affiliates may have a right of first refusal to purchase shares of the Company's Common Stock in case of certain proposed sales or exchanges of the Company's Common Stock. Under the terms of the Affiliate Agreements, in the event that 51% or more of the Common Stock of the Company is proposed to be sold by one or more stockholders of the Company in a single transaction (exclusive of a corporate merger or consolidation in which the Company is not the surviving party and transactions in which the common stock of another company is exchanged for the Common Stock of the Company), the Affiliates may have a right of first refusal to acquire the Common Stock of the Company being sold under the same terms as the proposed transaction.

Compensation of Directors

           For 1997, the Company paid all directors who were not Company officers or employees $17,000 per year as a director's fee, plus $750 for each Board of Directors meeting attended and $750 for each Committee meeting attended plus reasonable out-of-pocket expenses for attending such meetings. The Company also paid the Audit Committee Chairman and the Compensation and Options Committee Chairman $1,500 and $2,500 respectively, per year. No additional fees were received by members of the Nominating Committee for services thereon.

           In addition, pursuant to the Company's 1995 Directors' Stock Option Plan, each director who was not a Company officer or employee received a grant of 4,500 options on December 31, 1997. The first one-third of such options become exercisable on December 31, 1998. The options vest on a cumulative basis, one-third each year and they expire on December 31, 2002. These options were granted at an exercise price equal to the then current closing price of the Company's Common Stock on the NASDAQ as of the date of grant of $12.75.

                    COMPENSATION AND OPTIONS COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation and Options Committee of the Board of Directors (within this report, the "Committee") is comprised of non-employee directors of the Company listed in this report. The Committee is responsible for overseeing management's recommendations on the Company's executive compensation and stock option proposals, policies, and programs. In addition, the Committee recommends to the Board of Directors, on an annual basis, the compensation to be paid to the Chief Executive Officer ("CEO").

Compensation Philosophy

         This report reflects the Company's compensation philosophy as adopted by the Committee and endorsed by the Board of Directors. The Company's executive compensation programs are intended to provide its executives and managing principals with competitive market salaries and the opportunity to earn incentive compensation related to performance expectations identified by management. The broad objectives of the Company's executive compensation program, as developed by the Committee and subject to periodic review, are to:

          (1) Support and reinforce the Company's business strategy and link pay to shareholder value;
          (2) Align compensation with the goals and key performance measures of the business;
          (3) Attract and retain high quality executives and managing principals; and
          (4) Reward such employees for superior performance, as measured by financial results and key strategic achievements.

         A significant portion of executive pay is variable, uncapped, and tied to improvement in EPS and, in the case of managing principals, improvement in their office and group's operating income performance. This policy reflects management's belief that continuous improvement in EPS and group operating income directly contribute towards creating shareholder value through the potential of increasing the Company's stock price.

Pay Positioning

         The Committee's executive compensation program is constructed to provide an opportunity for compensation, through the three components described below (base salaries, annual incentive compensation and long-term incentives), to vary with performance relative to a peer group of professional services companies. Competitive levels of pay for purposes of compensation comparison are provided periodically by compensation consultants and published surveys. The primary companies used in the compensation comparison are other consulting firms selected by the outside compensation consultant retained by the Company. Privately-held professional services companies of similar size are considered in determining pay level opportunity.

Pay Mix and Measurement For Executives

         The compensation of executives currently includes base salary, annual incentive compensation and stock option awards. The Committee considers the total compensation of each of the named officers and the other executives in reviewing each element of compensation. In general, the proportion of an executive's incentive compensation increases with the executive's level of responsibility. Executives also receive various benefits, including life, medical, and disability insurance, similar to those generally available to all employees of the Company.

Base Salaries

         The Committee, based on management's recommendations, seeks to set base salaries for the Company's executives at levels that are competitive for executives with comparable roles and responsibilities within other comparison companies. The Company maintains an executive salary administration program which uses ongoing internal and periodic external comparisons to set salary ranges at or around the median levels of the comparison companies.

         Individual executive salaries are reviewed annually. Annual salary adjustments are determined by a subjective evaluation of: (1) the position's responsibilities, (2) competitive market rates, (3) strategic importance of the position, and (4) individual performance and contributions. The annual salaries for executives (other than the CEO, whose salary is evaluated by the Committee with the Board of Directors) are approved by the Committee following a review with the CEO and Chief Operating Officer ("COO").

Annual Incentive Compensation

         The Committee administers an annual cash incentive plan for executives. The annual cash incentive plan reflects the Company's belief that executives' contributions to shareholder value come from maximizing earnings and the annual incentive payments to executives are made upon the achievement of annual corporate financial objectives (expressed as a post-incentive EPS goal) that reflect targeted annual growth. Individual award targets are established at the beginning of the year and are based on an individual's position and contribution to the Company results. Increased awards are made for achievement that is significantly above target levels. The Company did not achieve its 1997 EPS target. As a result, no corporate executive officers received an incentive award based on EPS results. In addition, each executive is measured annually against qualitative criteria selected to provide incentives for performance towards strategic Company initiatives. Achievement or failure to achieve these criteria as recommended by the Company's CEO and Chief Operating Officer ("COO") may increase or decrease the individual's annual incentive amount by up to 20%. The Board of Directors and the Committee review similar criteria for the Company's CEO and COO with the ability to increase or decrease the individual's annual incentive compensation by up to 20% for achievement or failure to achieve these goals. For 1997, no adjustment was made to incentive pay for any executive of the Company or for the Company's CEO and COO.

         In addition to the incentive to achieve the EPS goal, certain executives and managing principals responsible for individual region and/or group performance are rewarded based on the achievement of regional and/or group revenue and operating income targets. No awards are made unless a threshold regional and/or group operating income level is achieved that generally reflects growth over the prior year.

Long-term Incentives ("LTI")

         The Company provides executives with the opportunity to earn annual stock options in order to retain and motivate them to improve long-term stock values. Annual grants of stock options are made to executives based on a market analysis of LTI levels within a peer group of companies. The annual grants are intended to reflect the individuals' respective responsibilities, as well as the actual and expected contribution of the individuals to the Company's long-term success.

         Stock options are granted only if the Company achieves its annual EPS target and, in the case of managing principals, the group achieves its earnings target, as applicable to the individual for the preceding year. Grants vest in equal amounts over a three year period and are exercisable over a ten year period. The Committee reviews and establishes the grants for all executive officers.

         The Company did not meet its EPS target for 1997 and accordingly, no stock options were granted based on EPS results.

Retirement Compensation

         The intent of the Committee's retirement compensation policy is to provide employees and executives with certain tax-qualified retirement benefits. The Company maintains a defined contribution savings plan available substantially to all employees, including executives, under Section 401(K) of the Internal Revenue Code. Under this plan, the Company contributes 25% of the participating employee's contribution. Employee contributions are generally limited to 10% of their compensation, subject to Internal Revenue Code limitations. The Company also provides discretionary contributions if the Company meets or exceeds the EPS target. No discretionary contributions were made for 1997 as the Company did not meet its EPS target.

         In addition, the Company provides a non-qualified deferred compensation plan to eligible employees to help them save for retirement. Under the plan, participants may defer payment of up to 10% of their annual cash compensation, subject to limitations and reduced by amounts contributed to the Company's 401(K) plan.

Section 162 (m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)") generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company that it pays to certain executive officers except for qualified "performance-based compensation." Compensation attributable to options granted under the various stock option plans currently in effect are expected to qualify for deductibility under Section 162(m). The Committee monitors the effect of Section 162(m) on the deductibility of such compensation paid by the Company and intends to optimize the deductibility of such compensation to the extent deductibility is consistent with the objectives of the executive compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of the Company and its shareholders, will make compensation arrangements that may not be fully deductible due to Section 162(m).

         During 1997, the provisions of Section 162(m) did not cause any compensation paid by the Company to be non-deductible.

Chief Executive Officer Compensation

         The principles guiding compensation for the Company's CEO are substantially the same as those set forth for other executives as previously described in this report. During 1997, the Company's most highly compensated officer was Richard J. Pinola, Chairman of the Board and CEO. Mr. Pinola's performance was reviewed by the Committee which made recommendations to the Board regarding his annual cash compensation (salary plus annual incentive) and approved his long-term incentive awards.

         In accordance with Mr. Pinola's Employment Agreement noted previously in this report, effective January 1, 1997, Mr. Pinola's annual base salary was increased to $500,000. This increase was approved by the Board of Directors. Mr. Pinola received no additional compensation based on 1997 results. Mr. Pinola's annual base salary will remain at $500,000 during 1998.

                        Compensation and Options Committee
                        Raymond B. Langton, Chairman
                        Rebecca J. Maddox
                        Catherine Y. Selleck

Compensation Committee Interlocks and Insider Participation in Compensation

           During 1997, there were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Board of Directors' Compensation and Options Committee, nor did any current or past officers of the Company serve on the Compensation and Options Committee. Except as discussed in the section "Certain Relationships and Related Party Transactions" with respect to the transactions with RAGLR, the franchise owned by Mr. Bourbeau, no member of any committee in 1997 had any relationship with the Company other than as a director and member of such committee.

                            COMMON STOCK PERFORMANCE

           Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return (assuming dividend reinvestment) of common stock listed on the NASDAQ and common stock issued by companies in a peer group selected by the Company for the five year period December 31, 1992 through December 31, 1997. The peer group consists of the following companies: Robert Half International, Inc., Staff Builders, Inc., Healthcare Compare Corp., Information Resources, Inc. and National Tech Team, Inc. The peer group is consistent with the peer group from the previous year. The companies included in the peer group were selected primarily because they were publicly-held, professional service firms with international operations, had revenues similar to those of the Company and were in favorable financial condition.

                              [GRAPH OMITTED]

Graph Data
                         12/31/92      12/31/93       12/31/94      12/31/95      12/31/96       12/31/97
The Company               $100.00        $190.00       $202.50       $348.58        $500.12       $286.59
Peer Group                 100.00         108.12        107.71        143.33         178.98        250.00
NASDAQ                     100.00         114.80        112.21        158.70         195.19        239.53

Assumes $100 invested on December 31, 1992 and all dividends reinvested.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

           Subject to the shareholders' ratification, the Board of Directors has appointed the firm of Arthur Andersen LLP, which served as the Company's independent public accountants for the last fiscal year, to serve as the Company's independent public accountants for the current fiscal year. If the shareholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting, other independent accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

           A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he desires to do so. The representative is also expected to be available to respond to appropriate questions.

           The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.

                                 OTHER BUSINESS

           The Board of Directors does not know of any further business to be presented at the Meeting. However, should any other matter requiring a vote the shareholders arise, the persons appointed by the enclosed proxy intend to vote on those matters in accordance with their judgment as to the best interests of the Company.

                              SHAREHOLDER PROPOSALS

           Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1999 must be received by the Company by December 4, 1998 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.


                             SOLICITATION OF PROXIES

           The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, the Company may solicit proxies in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.

                           ANNUAL REPORT ON FORM 10-K

           The Company will provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for its most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written request should be directed to Mr. Paul J. Straub, Manager of Financial Reporting, at the address of the Company appearing on the first page of this proxy statement.

           The Board of Directors hopes that shareholders will attend the Meeting. Whether or not you plan to attend the Meeting, shareholders are urged to complete, date, sign and return the enclosed proxy promptly in the accompanying envelope. Shareholders who attend the Meeting may vote their shares personally even though they have sent in their proxies.

                             By Order of the Board of Directors



                             /s/ G. Lee Bohs
                             ------------------------------
                             Chief Financial Officer, Treasurer and Secretary

                     RIGHT MANAGEMENT CONSULTANTS, INC.
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
             Annual Meeting of Shareholders -- Thursday, May 7, 1998

    The undersigned shareholder of RIGHT MANAGEMENT CONSULTANTS, INC. (the "Company"), revoking all previous proxies, hereby constitutes and appoints RICHARD J. PINOLA and JOSEPH T. SMITH, and each of them acting as individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company the "Meeting" to be held on Thursday, May 7, 1998, at 10:00 A.M. at the Company's headquarters, 1818 Market Street, 33rd Floor, Philadelphia, Pennsylvania, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1. [ ] FOR all nominees for director named below.
   [ ] WITHHOLD AUTHORITY to vote for all nominees for director named below.
   [ ] FOR all of the nominees for director named below, except WITHHOLD
       AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.
       Nominees: FRANK P. LOUCHHEIM, RICHARD J. PINOLA, JOSEPH T. SMITH, LARRY
       A. EVANS, JOHN R. BOURBEAU, RAYMOND B. LANGTON, REBECCA J. MADDOX, CATHERINE Y. SELLECK, MARTI D. SMYE and FREDERICK R. DAVIDSON

2. [ ] FOR      the ratification of the Selection by the Board of Directors of
                Arthur Andersen LLP, as the Company's independent public
   [ ] AGAINST  accountants for the current fiscal year.
   [ ] ABSTAIN

   3. In their discretion, the proxies will vote on such other business as may properly come before the Meeting.

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2 REFERRED TO IN THIS PROXY. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment or postponement thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETING AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

                                       NOTE: PLEASE MARK, DATE AND SIGN THIS
                                       PROXY CARD AND RETURN IT IN THE ENCLOSED
                                       ENVELOPE. Please sign this proxy exactly as name appears in address below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority.
                                       Corporations please sign with full
                                       corporate name by a duly authorized
                                       officer and affix the corporate seal.

                                       Dated:_________________________ , 1998

                                       ________________________________(SEAL)
                                       (Shareholder's Signature)

                                       ________________________________(SEAL)
                                       (Shareholder's Signature)